CERTIFICATE OF INCORPORATION

                                       OF

                            IPC COMMUNICATIONS, INC.


                  1. NAME. The name of the corporation is IPC Communications, Inc. (the "Corporation").

                  2. REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                  3. PURPOSE. The nature of the business and purpose or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  4. CAPITAL STOCK.

                  4.1 SHARES, CLASSES, AND SERIES AUTHORIZED. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is thirty-five million (35,000,000) shares, of which ten million (10,000,000) shares shall be preferred stock, par value one cent ($.01) per share (the "Preferred Stock"), and twenty five million (25,000,000) shares shall be common stock, par value one cent ($.01) per share (the "Common Stock"). The Preferred Stock and Common Stock are sometimes hereinafter collectively referred to as the "Capital Stock."

                  4.2 DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATION, LIMITATIONS AND RESTRICTIONS RELATING TO THE CAPITAL STOCK. The following is a statement of the designations, powers, preferences and rights in respect of the classes of the Capital Stock, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly vested in the Board of the Corporation.

                  (a) PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the powers, preferences and rights of the shares of each series, and the qualifications, limitations or restrictions thereof, to be as stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law. The Board of Directors in any such resolution or resolutions is expressly authorized to state for each such series:

                  (i) the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;

                  (ii) the rights of stockholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method



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pursuant to which such rate or rates and such time or times may be determined)
and conditions upon which the holders of stock of such series shall be entitled to receive dividends and other distributions, and whether any such dividends shall be cumulative or noncumulative and, if cumulative, the terms upon which such dividends shall be cumulative;

                  (iii) whether the stock of each such series shall be redeemable by the Corporation at the option of the Corporation or the holder thereof or upon the occurrence of a specified event or events, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

                  (iv) the amount payable and the rights or preferences to which the holders of the stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (v) the terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

                  (vi) any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

                  All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

                  Subject to any limitations or restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series, the Board of Directors may by resolution or resolutions likewise adopted increase (but not above the total number of authorized shares of that class) or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of shares of that series; and if the number of shares of any series shall be so decreased, the shares constituting the decrease shall resume that status that they had prior to the adoption of the resolution originally fixing the number of shares constituting such series.

                  (b) Common Stock. All shares of Common Stock shall be identical to each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share on all matters on which stockholders have the right to vote. The holders of Common Stock shall not be permitted to cumulate their votes for the election of directors.

                  Subject to the preferences, privileges and powers with respect to each class or series of Capital Stock having any priority over the Common Stock, and the qualifications, limitations or restrictions thereof, the holders of the Common Stock shall have and possess all rights pertaining to the Common Stock. No holder of shares of Common Stock shall be entitled as such, as a matter of



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preemptive right, to subscribe for, purchase or otherwise acquire any part of any new or additional issue of stock of any class or series whatsoever of the Corporation, or of securities convertible into stock of any class or series whatsoever of the Corporation, or of any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such stock or securities, whether now or hereafter authorized or whether issued for cash or other consideration or by way of dividend.

                  5. BOARD OF DIRECTORS.

                  5.1 NUMBER OF DIRECTORS. The total number of directors which shall constitute the whole board of directors shall be determined in accordance with the By-laws of the Corporation, but shall not be less than two (2) nor more than nine (9).

                  5.2 WRITTEN BALLOT. Unless and to the extent that the By-Laws so provide, elections of directors need not be by written ballot.

                  6. LIMITATION OF DIRECTOR LIABILITY.

                  6.1 LIMITATION. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

                  6.2 NO RETROACTIVE CHANGES. Any amendment, termination or repeal of this Paragraph 6 or any provisions hereof shall not adversely affect or diminish in any way any right or protection of a director of the Corporation existing with respect to any act or omission occurring prior to the time of the final adoption of such amendment, termination or repeal.

                  6.3 AMENDMENT OF THIS PARAGRAPH. In addition to any requirements of law or of any other provisions of this Certificate of Incorporation, the affirmative vote of the holders of not less than seventy percent (70%) of the total number of votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon shall be required to amend, alter, rescind or repeal any provision of this Paragraph 6.

                  7. AMENDMENTS.

                  7.1 AMENDMENTS OF CERTIFICATE OF INCORPORATION. In addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of Preferred Stock, any alteration, amendment, repeal or rescission (collectively, any "Change") of any provision of this Certificate of Incorporation must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of the holders of a majority (or such greater proportion as may otherwise be required pursuant to any specific provision of this Certificate of Incorporation) of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon.




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                  Except as may otherwise be provided in this Certificate of
Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add or insert herein any other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the provisions contained in this Paragraph 7.1.

                  7.2 AMENDMENTS OF BY-LAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, rescind or repeal from time to time any of the By-laws of the Corporation in accordance with the terms thereof; provided, however, that any By-law made by the Board may be altered, amended, rescinded, or repealed by the holders of a majority of the shares of Capital Stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose. Notwithstanding the foregoing, any provision of the By-laws that contains a supermajority voting requirement shall only be altered, amended, rescinded, or repealed by a vote of the Board or holders of shares of Capital Stock entitled to vote thereon that is not less than the supermajority specified in such provision.

                  8. INCORPORATOR. The name and mailing address of the sole incorporator is as follows:

                         Susan A.T. Tice
                         Thacher Proffitt & Wood
                         Two World Trade Center
                         New York, New York 10048



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                  THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the provisions of the Delaware General Corporation Law, does make this certificate, hereby declaring and further certifying that this is the undersigned's act and deed and that the facts herein stated are true, and, accordingly, has hereunto set the undersigned's hand this 4th day of May, 1999.



                                                /s/ Susan A.T. Tice
                                                -------------------------------
                                                Susan A.T. Tice